UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 22, 2025
(Date of earliest event reported)

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Glen Street	Glens Falls	New York	12801
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:			518	745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $1.00 per share	AROW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 8.01. Other Events.

As previously disclosed in certain of the Company’s filings with the SEC, on December 12, 2023, Stephen Bull filed a complaint (the "Shareholder Derivative Complaint") putatively on behalf of Arrow against three Individual Defendants, as well as all members of Arrow’s board of directors. On October 22, 2025 the United States District Court Northern District of New York preliminarily approved a Stipulation and Agreement of Settlement, attached hereto as Exhibit 99.2, resolving the Shareholder Derivative Complaint. The settlement remains subject to final approval at a hearing currently set for January 12, 2026.

Arrow has posted a copy of the Notice of Pendency and Proposed Settlement and the Stipulation and Agreement of Settlement (and exhibits thereto) to the Investor Relations section of the Company’s website and has issued a press release with the Notice and the Stipulation and Agreement of Settlement. A copy of the press release is attached hereto as Exhibit 99.1.

The settlement has no material financial impact on the Company’s results of operations or financial position.

Item 9.01. Financial Statements and Exhibits

Exhibit No	Description
Exhibit 99.1	Press Release - Arrow Announces Preliminary Approval of Settlement
Exhibit 99.2	Notice and the Settlement (and exhibits thereto)
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Date:	November 5, 2025	/s/ Penko Ivanov
Penko Ivanov Chief Financial Officer